UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2024

MARVION INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53612	26-2723015
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21st Floor, Centennial Tower,
3 Temasek Avenue,
Singapore	039190
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +65 6829 7029

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common	MVNC	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item - 1.01 Entry into a Material Definitive Agreement.

On August 15, 2024, Marvion Inc., a Nevada corporation (the “Company”), United Warehouse Management Corp., a British Virgin Island corporation (“UWMC”) and eleven shareholders of UWMC entered into a Share Exchange Agreement (the “SEA”) pursuant to which the shareholders of UWMC agreed to transfer to the Company 4,000 shares of UWMC, constituting all of the issued and outstanding securities of UWMC, in exchange for 148,148,148 shares of common stock of the Company, par value $0.0001 per share (the “Acquisition Shares”), as set forth below:

Stockholder	Number of Shares of Common Stock of UWMC Held	Number of Shares of Common Stock of UWMC To Be Selling	Number of Shares of Common Stock of MVNC To Be Issuing
Pang Wai Kwong	320	320	11,851,852
Lee Kwok Chuen	320	320	11,851,852
Lau Siu Mee	320	320	11,851,852
Ho Kai Ki Decky	320	320	11,851,852
Lau Kam Wai	320	320	11,851,852
Kam Tsz Ching	320	320	11,851,852
Chan Wing Man	320	320	11,851,852
Chan Wan Man	320	320	11,851,852
Chan Sze Yu	480	480	17,777,778
Fong Hiu Ching	480	480	17,777,778
Young Chi Kin Eric	480	480	17,777,778

TOTAL	4000	4000	148,148,148

In addition to the Acquisition Shares, the Company agreed to make earnout payments in the aggregate amount of $5.5 million (collectively, the “Earn Out Payments”) upon UWMC’s achievement of certain net income performance milestones during each six month period ending June 30 and December 31 (each, a “Performance Period”) for a total of nine Performance Periods. The Earn Out Payments will be payable in the form of interest free promissory notes and shared equally among Chan Sze Yu, Fong Hiu Ching and Young Chi Kin Eric who are also shareholders of UWMC.

Chan Sze Yu is our Chief Executive Officer, Chief Financial Officer, Secretary and Director. Young Chi Kin Eric holds 10,000,000 shares of the Company’s Series A Preferred Stock which entitles him to vote on all matters submitted to a vote of the shareholders together with the Common Stock holders with each one share of Series A Preferred Stock having 200 votes.

The foregoing descriptions of the SEA and the Promissory Notes are qualified in their entirety by reference to the SEA and the Promissory Notes, which are filed as Exhibits 10.1 through and including 10.4 and incorporated herein by reference.

Item - 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Number	Exhibit

10.1	Stock Purchase Agreement, dated August 15, 2024, by and between Marvion Inc., United Warehouse Management Corp., a British Virgin Island corporation, and the shareholders of United Warehouse Management Corp.
10.2	Form of Promissory Note made by Marvion Inc. in favor of Chan Sze Yu.
10.3	Form of Promissory Note made by Marvion Inc. in favor of Fong Hiu Ching.
10.4	Form of Promissory Note made by Marvion Inc. in favor of Young Chi Kin Eric.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marvion Inc.
Dated: August 15, 2024

	By:	/s/ CHAN Sze Yu
CHAN Sze Yu
Chief Executive Officer

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